Exhibit 4.3

Final Form

BIOXCEL THERAPEUTICS, INC.

WARRANT TO PURCHASE SHARES OF COMMON STOCK (OR PRE-FUNDED WARRANTS TO PURCHASE SHARES OF COMMON STOCK) AND OPTION WARRANTS TO PURCHASE SHARES OF COMMON STOCK

Warrant No. UN-1	Number of Shares (or Pre-Funded Warrant Shares in lieu thereof): [ ● ] Number of Option Warrant Shares: [ ● ]
Date of Issuance: March 4, 2025

BioXcel Therapeutics, Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [ ● ] or its registered assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company at an exercise price (the “Exercise Price”) of (A) $3.50 per share of Common Stock and accompanying Option Warrant (each as defined herein) or (B) $3.449 per Option Pre-Funded Warrant and accompanying Option Warrant, (i) up to an aggregate of [ ● ] shares (the “Warrant Shares”) of common stock, $0.001 par value per share (the “Common Stock”) of the Company, or pre-funded warrants to purchase shares of Common Stock in lieu of a Warrant Share (the “Option Pre-Funded Warrants”) in accordance with Section 5 of this Warrant, which such Option Pre-Funded Warrants shall be exercisable immediately and shall expire when exercised in full, in the form of Exhibit A attached hereto, and (ii) warrants to purchase up to an aggregate of [ ● ] shares of Common Stock (the “Option Warrants”) in the form attached hereto as Exhibit B attached hereto, which such Option Warrants shall have an exercise price equal to $4.20 (subject to adjustments set forth in the Option Warrants) per share of Common Stock, upon surrender of this Warrant to Purchase Shares of Common Stock (or Pre-Funded Warrants to Purchase Shares of Common Stock) and Option Warrants to Purchase Shares of Common Stock (this “Warrant”) at any time and from time to time on or after the date hereof (the “Original Issue Date”) and on or prior to 5:00 pm Eastern Time on March 18, 2025 (the “Termination Date”), subject to the following terms and conditions:

1.            Definitions. For purposes of this Warrant, the following terms shall have the following meanings:

(a)            “Affiliate” means any Person directly or indirectly controlled by, controlling or under common control with, a Holder, as such terms are used in and construed under Rule 405 under the Securities Act, but only for so long as such control shall continue. For purposes of this definition, “control” (including, with correlative meanings, “controlled by,” “controlling” and “under common control with”) means, with respect to a Person, possession, direct or indirect, of (a) the power to direct or cause direction of the management and policies of such Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), or (b) at least 50% of the voting securities (whether directly or pursuant to any option, warrant, or other similar arrangement) or other comparable equity interests.

(b)            “Commission” means the United States Securities and Exchange Commission.

(c)             “Principal Trading Market” means the national securities exchange or other trading market on which the shares of Common Stock are primarily listed on and quoted for trading, which, as of the Original Issue Date, shall be the Nasdaq Capital Market.

(d)            “Registration Statement” means the Company’s Registration Statement on Form S-3 (File No. 333-275261), filed with the Commission on November 2, 2023.

(e)            “Securities Act” means the Securities Act of 1933, as amended.

(f)             “Trading Day” means any weekday on which the Principal Trading Market is open for trading. If the shares of Common Stock are not listed or admitted for trading, “Trading Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in New York City are authorized or required by law or other governmental action to close.

(g)            “Transfer Agent” means Equiniti Trust Company, LLC, the Company’s transfer agent and registrar for the Common Stock, and any successor appointed in such capacity.

(h)            “Warrant Securities” means the Warrant Shares, the Option Pre-Funded Warrants, if applicable, and the Option Warrants.

2.              Issuance of Securities; Registration of Warrants. This Warrant, as initially issued by the Company, is offered and sold pursuant to the Registration Statement. As of the Original Issue Date, the Warrant Securities and the shares of Common Stock issuable upon exercise of the Option Warrants and the Option Pre-Funded Warrants (collectively, the “Option Warrant Shares”) are issuable under the Registration Statement. Accordingly, this Warrant and, assuming issuance pursuant to the Registration Statement or an exchange meeting the requirements of Section 3(a)(9) of the Securities Act as in effect on the Original Issue Date, the Warrant Securities and Option Warrant Shares are not “restricted securities” under Rule 144 promulgated under the Securities Act. The Company shall register ownership of this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any assignee to which this Warrant is assigned hereunder) from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3.             Exercise and Duration of Warrants.

(a)            All or any part of this Warrant shall be exercisable by the registered Holder in the manner set forth herein at any time and from time to time on or after the Original Issue Date and on or prior to the Termination Date.

(b)            The Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached as Schedule 1 hereto (the “Exercise Notice”), completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Securities as to which this Warrant is being exercised, and the date on which the last of such items is delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” No later than one Trading Day following the delivery of such Exercise Notice, the Holder shall deliver to the Company payment of the Exercise Price for the number of Warrant Securities as to which this Warrant is being exercised by wire transfer or cashier’s check drawn on a United States bank. The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. No ink original Exercise Notice shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Exercise Notice be required. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Securities, if any. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Securities hereunder, the number of Warrant Securities available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

4.            Delivery of Warrant Securities. Upon exercise of this Warrant, the Company shall promptly (but in no event later than one (1) Trading Day after the Exercise Date), upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with The Depository Trust Company (“DTC”) through its Deposit Withdrawal Agent Commission system, or if the Transfer Agent is not participating in the Fast Automated Securities Transfer Program (the “FAST Program”), issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. The Holder, or any natural person or legal entity (each, a “Person”) so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. Upon exercise of this Warrant, the Company shall promptly (but in no event later than one (1) Trading Day after the Exercise Date), upon the request of the Holder, deliver Option Warrants or Option Pre-Funded Warrants, registered in the name of the Holder.

5.            Limitations on Exercise. Notwithstanding anything to the contrary contained herein, the Company shall not effect any exercise of this Warrant, and the Holder shall not be entitled to exercise this Warrant for a number of Warrant Shares in excess of that number of Warrant Shares which, upon giving effect or immediately prior to such exercise, would result in (i) the aggregate number of shares of Common Stock beneficially owned by the Holder, its Affiliates and any other Persons whose beneficial ownership of shares of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act (such as any other members of a Section 13(d) “group”) exceeding 4.99% (the “Maximum Percentage”) of the total number of issued and outstanding shares of Common Stock of the Company following such exercise. In the event that the Holder shall beneficially own more than the Maximum Percentage of the shares of Common Stock as a result of the exercise of this Warrant, the Holder shall be granted Option Pre-Funded Warrants to purchase shares of Common Stock in excess of the Maximum Percentage.

6.               Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via confirmed e-mail prior to 5:30 P.M., New York City time, on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via confirmed e-mail on a day that is not a Trading Day or later than 5:30 P.M., New York City time, on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service specifying next business day delivery, or (iv) upon actual receipt by the Person to whom such notice is required to be given, if by hand delivery. The addresses and e-mail addresses for such communications shall be:

   If to the Company:

BioXcel Therapeutics, Inc.

555 Long Wharf Drive

New Haven, CT 06511

Attention: Javier Rodriguez, Senior Vice President,

Chief Legal Officer and Corporate Secretary

Email: [***]

   With a copy (which will not constitute notice) to:

Honigman LLP

1440 New York Ave. NW Suite 200

Washington, DC 20005

Attn: N. Danny Shulman; Emily Johns

Email: [***]

If to the Holder, to its address or e-mail address set forth herein or on the books and records of the Company.

Or, in each of the above instances, to such other address or e-mail address as the recipient party has specified by written notice given to each other party at least five (5) days prior to the effectiveness of such change.

7.              Miscellaneous.

(a)            No Rights as a Stockholder. The Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, amalgamation, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

(b)            Authorized Shares. Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate or articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, amalgamation, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon the exercise of this Warrant and the Option Warrant Shares upon exercise of the Option Warrants or the Option Pre-Funded Warrants, and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

(c)            Successors and Assigns. Subject to compliance with applicable securities laws, this Warrant may be assigned by the Holder. This Warrant may not be assigned by the Company without the written consent of the Holder. This Warrant shall be binding on and inure to the benefit of the Company and the Holder and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder, or their successors and assigns.

(d)            Amendment and Waiver. Except as otherwise provided herein, this Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(e)            Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

(f)            Governing Law; Jurisdiction. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PERSON AT THE ADDRESS IN EFFECT FOR NOTICES TO IT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH OF THE COMPANY AND THE HOLDER HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

(g)            Headings. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(h)            Severability. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby, and the Company and the Holder will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

BIOXCEL THERAPEUTICS, INC.

By:	/s/ Richard Steinhart
Name:	Richard Steinhart
Title:	Senior Vice President and Chief Financial Officer

Schedule 1

FORM OF EXERCISE NOTICE

[To be executed by the Holder to purchase shares of Common Stock (or Pre-Funded Warrants in lieu thereof) and warrants under the Warrant]

Ladies and Gentlemen:

(1)           The undersigned is the Holder of Warrant No. UN-___ (the “Warrant”) issued by BioXcel Therapeutics, Inc., a Delaware corporation (the “Company”). Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Warrant.

(2)           The undersigned hereby exercises its right to purchase the following securities pursuant to the Warrant:

Warrant Shares: _________________

Option Pre-Funded Warrant Shares: __________________ Beneficial Ownership Blocker ☐ 4.99% or ☐ 9.99%

Option Warrant Shares: __________________ Beneficial Ownership Blocker ☐ 4.99% or ☐ 9.99%

(4)           Pursuant to this Exercise Notice, the Company shall deliver to the Holder Warrant Shares determined in accordance with the terms of the Warrant.

The Warrant Shares shall be delivered to the following DWAC Account Number:

Address for Delivery of Option Warrants and Option Pre-Funded Warrants to Purchaser:

(5)           By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended) permitted to be owned under Section 11(a) of the Warrant to which this notice relates.

Dated:

Name of Holder:

By:

Name:

Title:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

EXHIBIT A

FORM OF OPTION PRE-FUNDED WARRANT

[Intentionally Omitted.]

EXHIBIT B

FORM OF OPTION WARRANT

[Intentionally Omitted.]

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